SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT





     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





       Date of Report (Date of earliest event reported): September 2, 1997



                              GROVE PROPERTY TRUST
             (Exact name of registrant as specified in its charter)


        Maryland                      1-13080                    06-1391084
(State or other jurisdiction        (Commission                 (IRS Employer
of incorporation)                   File No.)             Identification Number)


                 598 Asylum Avenue, Hartford, Connecticut 06105
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (860) 246-1126


                                       N/A
          (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets

                  Pursuant to two Offers to Exchange All Outstanding Limited Partnership Interest in two affiliated partnerships (collectively the "Exchange Offer"), effective September 1, 1997, Grove Property Trust (formerly Grove Real Estate Asset Trust), a Maryland real estate investment trust (the "Company"), acquired three residential apartment complexes through Grove Operating, L.P., a Delaware limited partnership of which the Company is the sole general partner (the "Operating Partnership"). These acquisitions were effected by the Operating Partnership through the acquisition of the assets (other than certain amounts of cash) and the assumption of liabilities of Farmington Summit Associates Limited Partnership, the owner of Summit and Birch Hill Apartments ("Farmington L.P."), and of Heritage Court Associates Limited Partnership, the owner of Glastonbury Center Apartments ("Heritage L.P.").

                  Upon consummation of the transactions referred to above, the Operating Partnership issued an aggregate of 328,332 Common Units which, under certain circumstances, could be redeemed for an equal number of Common Shares of the Company. Based in part on the prices for the Common Shares as reported by the American Stock Exchange, the Board assigned a value of $10.50 for each of the Common Units of the Operating Partnership issued in these transactions. The Company also assumed mortgage debt on Summit and Birch Hill Apartments and Glastonbury Center Apartments in the aggregate remaining principal amount of $9.8 million. To complete these transactions, the Company borrowed $.75 million under its line of credit, assumed a current liability of $1.1 million and used $.2 million of its available cash.

                  Each of these transactions is described in more detail below.

                  Farmington L.P./Summit and Birch Hill Apartments

                  Summit and Birch Hill Apartments include 184 apartments located in Farmington, Connecticut The properties, which include twelve two-story wood frame buildings and outdoor pools, are located on approximately 33 acres of land. The Company intends to continue to operate the complex as rental apartments.

                  Summit and Birch Hill Apartments were acquired pursuant to the Exchange Offer. The properties were acquired by the Operating Partnership in exchange for an aggregate of 287,034 Common Units of the Operating Partnership, which will be distributed by Farmington L.P. to its partners, a cash contribution by the Operating Partnership to Farmington L.P. and the assumption of certain debt. The properties were transferred to GR-Farmington Summit
Associates Limited Partnership, a newly formed limited partnership ("GRFS L.P."). GRFS L.P. is a Delaware limited partnership which is owned .1% by its general partner GR-FSLP, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("GR-FSLP"), and 99.99% by its limited partner, the Operating Partnership.

                  The Company valued the assets of Farmington L.P. including the Summit and Birch Hill Apartments using the direct capitalization method. Under this approach, a single year's income is converted into a market value for a property through the application of a market-derived capitalization rate (the lower the capitalization rate applied to a property's income, the higher its value). The valuation for Farmington L.P. was determined by (i) capitalizing the estimated net operating income from the Summit and Birch Hill Apartments for the period from September 1, 1997 through August 31, 1998, less a reserve for capital expenditures, at a capitalization rate of 9.25%; (ii) deducting the amount of debt on the Summit and Birch Hill Apartments; (iii) adding other assets of Farmington L.P., net of liabilities (such as cash, accounts receivable, accounts payable and security deposits); (iv) deducting any transfer taxes due upon the restructuring of Farmington L.P. and (v) deducting an amount equal to 2% of the amount determined under clause (i) as payment for certain costs incurred by the Operating Partnership in connection with the transaction. The Company determined the appropriate capitalization rate for Summit and Birch Hill Apartments based on its experience in real estate matters. The Company sought local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated the Summit and Birch Hill Apartments in light of its relative competitive position, taking into account its location, occupancy rate, overall property condition and other relevant factors. The Company believes that arms' length purchasers would base their purchase offers on a capitalization rate substantially similar to that used to calculate the valuation of the assets of Farmington L.P.

                  Of the 287,034 Common Units issued in exchange for Summit and Birch Hill Apartments, 3,718 will be distributed to FSLP, Inc., the general partner of Farmington L.P., in exchange for its general partnership interest. FSLP, Inc. is a wholly owned subsidiary of Grove Holding Corp. which, in turn, is owned 50% by Damon D. Navarro, the Chairman of the Board, President and Chief Executive Officer and a Trustee of the Company, and 50% by Brian A. Navarro, the Vice President - Acquisitions of the Company. An additional 41,579 Common Units will be distributed to Grove Equity Partnership in exchange for its special and investor limited partnership interests in Farmington L.P. Grove Equity Partnership is a general partnership of which Damon Navarro, Brian Navarro, Edmund F. Navarro, the Vice President - Property Management and a Trustee of the Company, and Joseph R. LaBrosse, the Chief Financial Officer and a Trustee of the Company, are the general partners.

                  In addition, the Operating Partnership contributed $1.1 million to Farmington L.P. for the purposes of paying down $746,000 of the mortgage debt secured by Summit and Birch Hill Apartments and of paying closing costs.

                  In connection with the acquisition, the mortgage debt secured by Summit and Birch Hill Apartments, which was assumed by GRFS L.P., was modified. As modified and after taking into account the principal payment referred to above, the remaining principal balance of the loan is $5.3 million. Other modified terms of the loan reduced payments to interest only and reduced the interest rate to 30-day LIBOR plus 1.20%.

                  Based on a value of $10.50 per Common Unit for the Common Units of the Operating Partnership issued to Farmington L.P., the cash advanced for the mortgage paydown and closing costs and the principal amount of the debt assumed, the total consideration paid by the Company for the Summit and Birch Hill Apartments and certain other partnership assets was $10.6 million.

                  Heritage L.P./Glastonbury Center Apartments

                  Glastonbury Center Apartments is an 104-unit apartment complex located in Glastonbury, Connecticut. The complex, which includes 4 two-story buildings, is located on approximately 7 acres of land. The property is located near retail and recreational facilities. The Company intends to continue to operate the complex as rental apartments.

                  Glastonbury Center Apartments was acquired pursuant to the Exchange Offer. The property was acquired by the Operating Partnership in exchange for an aggregate of 41,298 Common Units of the Operating Partnership, which will be distributed by Heritage L.P. to its partners, a cash contribution by the Operating Partnership to Heritage L.P. and the assumption of certain debt. The property was transferred to GR-Heritage Court Associates Limited Partnership, a newly formed limited partnership ("GRHC L.P."). GRHC L.P. is a Delaware limited partnership which is owned .01% by its general partner GR-HCALP, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("GR-HCALP"), and 99.99% by its limited partner, the Operating Partnership.

                  The Company valued the assets of Heritage L.P. including the Glastonbury Center Apartments using the direct capitalization method. Under this approach, a single year's income is converted into a market value for a property through the application of a market-derived capitalization rate (the lower the capitalization rate applied to a property's income, the higher its value). The valuation for Heritage L.P. was determined by (i) capitalizing the estimated net operating income from Glastonbury Center Apartments for the period from
September 1, 1997 through August 31, 1998, less a reserve for capital expenditures, at a capitalization rate of 9.25%; (ii) deducting the amount of debt on the Glastonbury Center Apartments; (iii) adding other assets of Heritage L.P., net of liabilities (such as cash, accounts receivable, accounts payable and security deposits); (iv) deducting any transfer taxes due upon the restructuring of Heritage L.P. and (v) deducting an amount equal to 2% of the amount determined under clause (i) as payment for certain costs incurred by the Operating Partnership in connection with the transaction. The Company determined the appropriate capitalization rate for Glastonbury Center Apartments based on its experience in real estate matters. The Company sought local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated the Glastonbury Center Apartments in light of its relative competitive position, taking into account its location, occupancy rate, overall property condition and other relevant factors. The Company believes that arms' length purchasers would base their purchase offers on a capitalization rate substantially similar to that used to calculate the valuation of the assets of Heritage L.P.

                  Of the 41,298 Common Units issued in exchange for Glastonbury Center Apartments, 794 will be distributed to Glastonbury Realty G.P., the general partner of Heritage L.P., in exchange for its general partnership interest. Glastonbury Realty G.P. is owned 16.67% by Damon D. Navarro, the Chairman of the Board, President and Chief Executive Officer and a Trustee of the Company, and 16.67% by Brian A. Navarro, the Vice President - Acquisitions of the Company with the remaining 67.66% owned by unrelated third parties.

                  In addition, the Operating Partnership contributed $.2 million to Heritage L.P. for the purposes of paying loan assumption fees and other closing costs.

     In connection with the acquisition, the $4.4 million mortgage debt secured by Glastonbury Center Apartments was assumed by GRHC L.P.

                  Based on a value of $10.50 per Common Unit for the Common Units of the Operating Partnership issued to Heritage L.P., the cash advanced for the mortgage paydown and closing costs and the principal amount of the debt assumed, the total consideration paid by the Company for the Glastonbury Center Apartments was $5.4 million.

Item 7.  Financial Statements and Exhibits.


                  (a) Financial statements of the Seller for the periods specified in Regulation S-X will be included in an amendment to this report as soon as practicable, but no later than 60 days after the date on which this report is required to filed.



                  (b) Pro forma financial statements for the periods specified in Regulation S-X will be included in an amendment to this report as soon as practicable, but no later than 60 days after the date on which this report is required to filed.



(c)  Exhibits.

     Exhibit No.                       Description
         2.1 Offer to Exchange All Outstanding Units of Limited Partnership Interest, dated as of June 16, 1997 by
                       Grove Operating, L.P. to the limited partners of and Farmington Summit Associates Limited Partnership (to be filed by amendment)

         2.2 Offer to Exchange All Outstanding Units of Limited Partnership Interest, dated as of June 17, 1997 by Grove Operating, L.P. to the limited partners of Heritage Court Associates Limited Partnership (to be filed by amendment)


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GROVE PROPERTY TRUST


Date: September 17, 1997       By:   /s/ Joseph R. LaBrosse
                                  ---------------------------
                               Joseph R. LaBrosse
                               Chief Financial Officer